Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-255714 and 333-255717 on Form S-3, and Registration Statement Nos. 333-181362, 333-195337, and 333-204043 on Form S-8 of our report dated February 15, 2023, relating to the financial statements of Otter Tail Corporation and the effectiveness of Otter Tail Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
February 15, 2023